UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2008

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 5.02 regarding the appointment of David M. Mulder as Chief Financial Officer is incorporated into this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2008, Biolase Technology, Inc. ("Biolase") issued a press release announcing that, effective April 30, 2008, it had appointed David M. Mulder as Chief Financial Officer of Biolase.

Under the terms of Mr. Mulder’s employment agreement, Mr. Mulder will receive an annual base salary of $235,000. In addition, Mr. Mulder is eligible to receive a maximum annual performance bonus of $100,000, which is determined by the achievement of certain criteria established by the board of directors of Biolase. Mr. Mulder is further granted a nonqualified stock option to purchase 200,000 shares of Biolase common stock at an exercise price per share equal to $2.60, the closing price of Biolase’s common stock on April 30, 2008, as reported by the National Association of Securities Dealers on the Nasdaq Stock Market. The option will vest pursuant to the following schedule: one-third of the shares pursuant to the option will become exercisable after Mr. Mulder completes one year of service from April 30, 2008, and the remaining shares will vest over eight successive three-month periods of service after the first year of service. The term of the option is ten years and is granted under Biolase’s equity plan. Mr. Mulder’s employment is at will.

Pursuant to the terms of the employment agreement, Mr. Mulder is entitled to severance benefits in the event that either Biolase terminates him without cause or he resigns for good reason. The severance amount consists of one year of Mr. Mulder’s annual base salary, which will be paid over twenty four equal semi-monthly installments and paid COBRA premiums for the twelve-month period following termination.

Prior to joining Biolase, Mr. Mulder, 47, served from 2005 to 2007 as the chief financial officer and chief operating officer of American LaFrance, a private equity turn-around company focused on manufacturing emergency vehicles. From 2002 through 2005, Mr. Mulder served as the principal financial and accounting officer of Salton, Inc., a marketer and distributor of small household appliances. Mr. Mulder holds an MBA from Duke University, Fuqua School of Business.

There is no arrangement or understanding pursuant to which Mr. Mulder was selected as Chief Financial Officer, and there are no related party transactions between Biolase and Mr. Mulder reportable under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of BIOLASE Technology, Inc., dated April 30, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

May 5, 2008	By:	/s/ Jake St. Philip

Name: Jake St. Philip
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 30, 2008